                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A

               Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934



Date of Report (Date of earliest event reported):................April 4, 1997



                                STAFFMARK, INC.
             (Exact name of registrant as specified in its charter)



           Delaware                       0-20971                71-0788538
  (State or other jurisdiction     (Commission File Number)   (I.R.S. Employer
       of incorporation)                                     Identification No.)

        302 East Millsap Road
       Fayetteville, Arkansas                                        72703
(Address of principal executive offices)                           (Zip Code)


Registrant's telephone number, including area code:..............(501) 973-6000

Item 2.  Acquisition or Disposition of Assets

         On April 4, 1997, StaffMark, Inc. (the "Company") completed the acquisition of Global Dynamics, Inc., a Delaware corporation ("Global"). Global was merged into the Company's wholly-owned subsidiary, StaffMark Acquisition Corporation Four, a Delaware corporation ("SAC"), with SAC being the surviving corporation (the "Merger"). Global, which is located in Walnut Creek, California, provides information technology staffing services. The consideration paid in the transaction consisted of approximately $13.2 million in cash and 690,855 restricted shares of the Company's Common Stock. The purchase price was determined as a result of direct negotiations with the stockholders of Global.


Item 7.  Financial Statements and Exhibits

         (a) Financial Statements of Business Acquired

         (b) Pro Forma Financial Information

         (c) Exhibits.  The following exhibits are filed with this Form 8-K:

             2.1 Agreement and Plan of Reorganization, dated April 4, 1997, among StaffMark, Inc., StaffMark Acquisition Corporation Four, Perry Butler, Carolyn Butler, Paul Sharps, and Global Dynamics, Inc.(1) Incorporated by reference to
                   Exhibit 2.1 to the Company's Current Report on Form 8-K dated April 4, 1997, filed April 18, 1997.

             99.1 Press Release dated April 4, 1997, incorporated by reference to Exhibit 99.1 to the Company's Current Report on Form 8-K dated April 4, 1997, filed April 18, 1997.

         (1) The Company will furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            STAFFMARK, INC.
                                            (Registrant)

Date: June 6, 1997                                 By: /s/ TERRY C. BELLORA
                                                      ------------------------
                                                   Terry C. Bellora
                                                   Chief Financial Officer

                       [ARTHUR ANDERSEN LLP LETTERHEAD]


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Shareholders of
Global Dynamics, Inc.:

We have audited the accompanying balance sheet of Global Dynamics, Inc. (a Delaware corporation) as of December 31, 1996, and the related statements of operations, changes in shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Global Dynamics, Inc. as of December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


/s/ ARTHUR ANDERSEN LLP

San Francisco, California,
   March 27, 1997

                             GLOBAL DYNAMICS, INC.

                                 BALANCE SHEET
                               DECEMBER 31, 1996


                                     ASSETS

CURRENT ASSETS:
   Cash                                                        $  281,905
   Accounts receivable, trade, net allowance for
     uncollectible accounts of $41,217                            135,953
   Unbilled receivables, trade                                  2,968,224
   Note receivable                                                 20,145
   Employee advances                                               67,400
   Other assets                                                    20,614
                                                               ----------
          Total current assets                                  3,494,241

FURNITURE, FIXTURES AND EQUIPMENT, at cost, less
  accumulated depreciation of $193,926                            156,340
                                                               ----------
          Total assets                                         $3,650,581
                                                               ==========

                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
   Accrued employee compensation and benefits and
     other related costs                                       $  957,528
   Accounts payable, trade                                         98,571
   Deferred rent                                                   22,442
   Income taxes payable                                            38,916
   Current portion of notes payable                                22,387
   Current portion of capital lease obligation                     10,431
                                                               ----------
          Total current liabilities                             1,150,275

NOTES PAYABLE                                                     403,303
CAPITAL LEASE OBLIGATIONS                                           3,778
                                                               ----------
          Total liabilities                                     1,557,356
                                                               ----------
SHAREHOLDERS' EQUITY:
   Common stock, 10,000 shares authorized;
     633 shares issued and outstanding; $.01 par value                  6
   Additional paid-in capital                                       1,377
   Retained earnings                                            2,091,842
                                                               ----------
          Total shareholders' equity                            2,093,225
                                                               ----------
          Total liabilities and shareholders' equity           $3,650,581
                                                               ==========


       The accompanying notes are an integral part of these statements.

                             GLOBAL DYNAMICS, INC.

                            STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996



REVENUES:
   Client service fees                             $16,237,711
   Permanent placement fees                            891,942
   Miscellaneous income                                 30,423
                                                   -----------
                                                    17,160,076
                                                   -----------
OPERATING EXPENSES:
   Consulting and contracting                       12,109,316
   General and administrative                        1,897,319
   Marketing and sales                               1,070,122
   Recruiting                                          758,822
   Depreciation                                         43,873
                                                   -----------
                                                    15,879,452
                                                   -----------

        Income from operations                       1,280,624

INTEREST EXPENSE                                        52,380
                                                   -----------

        Income before state income tax               1,228,244

STATE INCOME TAX                                        22,000
                                                   -----------
                Net income                         $ 1,206,244
                                                   ===========



       The accompanying notes are an integral part of these statements.

                             GLOBAL DYNAMICS, INC.

                  STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
                      FOR THE YEAR ENDED DECEMBER 31, 1996



                                           Additional                      Total
                                  Common    Paid-in       Retained      Shareholders'
                                  Stock     Capital       Earnings         Equity
                               ------------------------------------------------------
BALANCE AT DECEMBER 31, 1995     $     6     $1,377     $   989,220      $   990,603

   Distributions                       0          0        (103,622)        (103,622)
   Net income                          0          0       1,206,244        1,206,244
                                 -------     ------     -----------      -----------

BALANCE AT DECEMBER 31, 1996     $     6     $1,377     $ 2,091,842      $ 2,093,225
                                 =======     ======     ===========      ===========


       The accompanying notes are an integral part of these statements.

                             GLOBAL DYNAMICS, INC.

                            STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1996



CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                   $ 1,206,244
                                                                -----------

   Adjustments to reconcile net income to net cash
    provided by operating activities:
     Depreciation                                                    43,873
     Decrease in accounts receivable                                645,767
     Increase in unbilled receivables                            (1,301,550)
     Decrease in employee advances                                   35,728
     Increase in other assets                                        (3,999)
     Increase in accrued employee compensation and benefits
       and other related costs                                       27,366
     Decrease in accounts payable, trade                           (191,395)
     Decrease in deferred rent                                       (2,041)
     Increase in income taxes payable                                17,700
                                                                -----------
                Total adjustments                                  (728,551)
                                                                -----------
                Net cash provided by operating activities           477,693
                                                                -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of equipment and furnishings                            (58,345)
                                                                -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Notes receivable                                                 (20,145)
   Distribution to shareholder                                     (103,622)
   Principal payment on notes payable                               (12,379)
   Principal payment under capital lease                            (13,674)
                                                                -----------
                Cash used in financing activities                  (149,820)
                                                                -----------

NET INCREASE IN CASH                                                269,528

CASH AT BEGINNING OF THE YEAR                                        12,377
                                                                -----------
CASH AT END OF THE YEAR                                         $   281,905
                                                                ===========


SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION: The Company made state income tax payments of $2,588 and interest payments of $5,500 during 1996.


       The accompanying notes are an integral part of these statements.

                             GLOBAL DYNAMICS, INC.

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1996


1.  ORGANIZATION:

Global Dynamics, Inc. (the Company), a Delaware corporation, is a information technology consulting firm established for the purpose of providing skilled computer professionals to clients requiring permanent and temporary technical resources. The Company provides contract personnel, contract-to-hire, direct placement, payrolling and foreign recruiting.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements. Actual results could differ from those estimates.

EQUIPMENT AND FURNISHINGS

Equipment and furnishings are stated at cost less accumulated depreciation. Depreciation of equipment and furnishings is provided using the straight-line method over estimated useful lives of five to seven years.

REVENUE RECOGNITION

Temporary services revenues are recognized when the services are rendered by the Company's temporary employees. Permanent placement revenues are recognized when employment candidates accept offers of permanent employment. Services performed during the year but not invoiced are recorded as "Unbilled receivables, trade" on the balance sheet.

INCOME TAX

As an S Corporation, the Company is generally not subject to federal income taxes, but rather its net income and losses are passed through directly to its shareholders for inclusion in their taxable income or loss. Effective March 1, 1997, the Company became a C Corporation.

State taxes are recorded by the Company using the liability method.

3.  COMMITMENTS AND CONTINGENCIES:

The Company leases office space under a noncancelable lease. Rent expense for office space for the year ended December 31, 1996, was $144,862. At December 31, 1996, minimum future lease payments under noncancelable office space lease agreements are as follows:


       Year Ending                           Lease
       December 31                        Commitments
       -----------                        -----------
1997                                       $  146,902

1998                                          148,942

1999                                          150,982

2000                                           75,491

2001 and thereafter                                 0

                                           ----------

            Total                          $  522,317
                                           ==========

The Company has a capital lease obligation for equipment that expires in June 1998. Payments on the obligation were $11,820 for the year ended December 31, 1996. Future minimum lease payments for the obligation are as follows:


1997                              $   10,431
1998                                   3,778
                                  ----------

            Total                 $   14,209
                                  ==========

4.  FURNITURE, FIXTURES AND EQUIPMENT:

A summary of furniture, fixtures and equipment at December 31, 1996, is as follows:


Furniture and fixtures                    $    41,560
Equipment                                      70,887
Computer equipment                            237,819
                                          -----------

    Total furniture, fixtures and
      equipment, at cost                      350,266

Less:  Accumulated depreciation              (193,926)
                                             --------

    Total net furniture, fixtures and
      equipment                           $   156,340
                                          ===========

5.  RELATED-PARTY TRANSACTIONS:

At December 31, 1996, the Company held a note receivable of $20,145 from a permanent employee. The note, which is secured by the assets of the employee, bears an annual rate of 10.5 percent and is to be repaid in 1997.

During 1996, the Company advanced salaries to certain permanent employees and shareholders. The balance to be repaid from 1997 salaries was $67,400 at December 31, 1996.

6.  LINE OF CREDIT:

The Company has access to a line of credit with a credit facility that provides up to $1,000,000, which is available to fund the Company's general business and working capital needs, and a second line of credit that provides up to $100,000, which is available to fund purchases of equipment for the Company. The lines of credit are secured by the assets of the Company and guaranteed by the shareholders. At December 31, 1996, the Company had no outstanding borrowing against either of these lines of credit. Interest expense related to these lines of credit during the year ended December 31, 1996, was $3,927.

7.  NOTES PAYABLE:

At December 31, 1996, the Company had a promissory note payable with an original balance of $40,000. This note, which bears an annual rate of 11.35 percent, is due on July 28, 2000. At December 31, 1996, the unpaid balance on this note was $31,607. During the year ended December 31, 1996, interest of $4,059 was expensed.

During 1995, the Company entered into an agreement to purchase shares of the Company from previous employees. In exchange for the shares, the Company issued promissory notes payable to the previous employees for an aggregate amount of $400,000, bearing an annual interest rate of 8.5 percent. The remaining balance is payable on December 15, 2005, or upon the sale and transfer of 100 percent of the stock in the Company, whichever occurs first. Interest expense related to the notes for the year ended December 31, 1996, was $14,083.

Future principal payments for all notes payable are as follows:


1997                                 $   23,082
1998                                     24,417
1999                                     25,865
2000                                     27,052
2001 and thereafter                     325,274
                                     ----------

            Total                    $  425,690
                                     ==========

8.  EMPLOYEE BENEFIT PLANS:

The Company offers a 401(k) plan to eligible employees, as defined in the Plan Document.

The Company matches employee contributions up to a specified amount. Company contributions for the year ended December 31, 1996, was $11,980.

9.  SUBSEQUENT EVENTS:

On March 7, 1997, the Company signed a letter of intent to sell 100 percent of the outstanding shares of the Company to an unaffiliated company. If the sale is consummated, the effective date will be April 1, 1997.

                          STAFFMARK, INC. - FORM 8-K/A
             1996 UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

INTRODUCTION

        StaffMark, Inc. (the "Company" or "StaffMark") was founded in March 1996 to create a leading provider of diversified staffing services to businesses, healthcare providers, professional and service organizations and governmental agencies, primarily in growth markets in the southeastern and southwestern United States. On October 2, 1996, StaffMark and six staffing service businesses, Brewer Personnel Services, Inc. ("Brewer"), Prostaff Personnel, Inc. and its related entities ("Prostaff"), Maxwell Staffing, Inc. and its related entities ("Maxwell"), HRA, Inc. ("HRA"), First Choice Staffing, Inc. ("First Choice") and Blethen Temporaries, Inc. and its related entities ("Blethen"), (each a "Founding Company" and collectively, the "Founding Companies"), merged through a series of separate transactions (the "Merger") simultaneously with the closing of the Company's initial public offering (the "Offering").

        Between March 1996 and the consummation of the Offering, the Company did not conduct any operations and all activities prior to the Offering related to the Merger and the Offering. Pursuant to the requirements of the Securities and Exchange Commission's ("SEC") Staff Accounting Bulletin No. 97 ("SAB 97"), which was issued and became effective July 31, 1996, Brewer was designated as the acquirer, for financial reporting purposes, of Prostaff, Maxwell, HRA, First Choice, and Blethen (collectively, the "Other Founding Companies"). Based upon the applicable provisions of SAB 97, these acquisitions were accounted for as combinations at historical cost.

        Effective March 1, 1997, StaffMark acquired Flexible Personnel, Inc., Great Lakes Search Associates, Inc., and HR America, Inc. (collectively, "Flexible"). Located in Fort Wayne, Indiana, Flexible operates a total of 40 offices in Indiana, Michigan and Ohio and provides clerical, light industrial, professional/information technology, accounting services, and staff leasing. Flexible had 1996 revenues of approximately $49.3 million and operates in the Commercial and Professional/Information Technology divisions. The total consideration paid for Flexible's assets was approximately $10.0 million, including $7.5 million in cash and 183,823 restricted shares of StaffMark Common Stock.

        Effective April 1, 1997, StaffMark acquired Global Dynamics, Inc. ("Global"). Global, located in Walnut Creek, California, provides information technology staffing services to several Fortune 500 companies. Global had 1996 revenues of approximately $17.2 million and operates in the Professional/ Information Technology division. The total consideration paid for Global's stock was approximately $23.3 million, including $14.0 million in cash and 690,855 restricted shares of StaffMark Common Stock.

        The following unaudited pro forma combined financial statements present Brewer and StaffMark and give effect to the following pro forma adjustments:
(i) the acquisition of the Other Founding Companies at historical cost in accordance with the applicable provisions of SAB 97; (ii) the effect of Brewer's February 1996 acquisition of On Call Employment Services, Inc. ("On Call"); (iii) the effect of StaffMark's March 1997 acquisition of Flexible;
(iv) the effect of StaffMark's April 1997 acquisition of Global; (v) the adjustment to compensation expense for the difference between the historical compensation paid to certain previous owners of the Founding Companies, Flexible and Global and the employment contract compensation ("Compensation Differential"); and (vi) the incremental provision for income taxes attributable to the income of subchapter S Corporations, net of the income tax benefits related to the Compensation Differential.

        The pro forma financial data do not purport to represent what the Company's financial position or results of operations would actually have been if such transactions in fact had occurred at the beginning of 1996 or to project the Company's financial position or results of operations for any future period.

                                STAFFMARK, INC.
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                            AS OF DECEMBER 31, 1996
                             (Dollars in Thousands)

                                                                  Acquisition Related Adjustments
                                                                -----------------------------------
                                                                   Other
                                                                 Significant
                                                   StaffMark    Acquisitions (a)       Global (b)
                                                 -------------  ----------------    ---------------
                ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                          $13,856        $ (8,082)            $   282


  Accounts receivable, net of allowance
          for doubtful accounts                       21,065           3,869                 136
  Unbilled trade receivables                              --              --               2,968
  Notes receivable                                        --              --                  20
  Prepaid expenses and other                           1,578             355                  88
                                                     -------        --------             -------
       Total current assets                           36,499          (3,858)              3,494

PROPERTY AND EQUIPMENT, net                            4,004             699                 156
INTANGIBLE ASSETS, net                                30,512           6,051                  --
OTHER ASSETS                                             483              36                  --
                                                     -------        --------             -------
                                                     $71,498        $  2,928             $ 3,650
                                                     =======        ========             =======

         LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable and other accrued liabilities     $ 1,907         $ 1,446             $   121
  Outstanding checks                                     176              --                  --
  Payroll and related liabilities                      3,516              --                 958
  Reserve for workers' compensation claims             3,771             520                  --
  Current maturities of debt                              --              --                  32
  Income taxes payable                                 2,415              --                  39
  Deferred income taxes                                  663            (663)                 --
                                                     -------         -------             -------
       Total current liabilities                      12,448           1,303               1,150

LONG-TERM DEBT, less current maturities                   --              --                 407

OTHER LONG TERM LIABILITIES                              519              --                  --
DEFERRED INCOME TAXES                                    421              --                  --
                                                     -------         -------             -------
       Total liabilities                              13,388           1,303               1,557

SHAREHOLDERS' EQUITY:
  Common stock                                           134               2                  --

  Paid-in capital                                     55,379           1,623                   1

  Retained earnings                                    2,597              --               2,092
                                                     -------         -------             -------
          Total shareholders' equity                  58,110           1,625               2,093
                                                     -------         -------             -------

                                                     $71,498         $ 2,928             $ 3,650
                                                     =======         =======             =======
                                                   Acquisition Related Adjustments
                                                   --------------------------------
                                                    Pro Forma
                                                      Merger               Total
                                                    Adjustments         Adjustments        Pro Forma
                                                   -------------        -----------        ---------
                ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                          $ 13,973 (c)         $ (8,239)          $  5,617
                                                      (13,973)(d)
                                                         (439)(e)
  Accounts receivable, net of allowance
          for doubtful accounts                            --                4,005             25,070
  Unbilled trade receivables                               --                2,968              2,968
  Notes receivable                                         --                   20                 20
  Prepaid expenses and other                               --                  443              2,021
                                                     --------             --------           --------
       Total current assets                              (439)                (803)            35,696

PROPERTY AND EQUIPMENT, net                                --                  855              4,859
INTANGIBLE ASSETS, net                                 19,093 (f)           25,144             55,656

OTHER ASSETS                                               --                   36                519
                                                     --------             --------           --------
                                                     $ 18,654             $ 25,232           $ 96,730
                                                     ========             ========           ========

         LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable and other accrued liabilities     $     --             $  1,567           $  3,474
  Outstanding checks                                       --                   --                176
  Payroll and related liabilities                          --                  958              4,474
  Reserve for workers' compensation claims                 --                  520              4,291
  Current maturities of debt                              (32)(e)               --                 --
  Income taxes payable                                     --                   39              2,454
  Deferred income taxes                                 1,155 (g)              492              1,155
                                                     --------             --------           --------
       Total current liabilities                        1,123                3,576             16,024

LONG-TERM DEBT, less current maturities                  (407)(e)           13,973             13,973
                                                       13,973 (c)
OTHER LONG TERM LIABILITIES                                --                   --                519
DEFERRED INCOME TAXES                                      --                   --                421
                                                     --------             --------           --------
       Total liabilities                               14,689               17,549             30,937

STOCKHOLDERS' EQUITY:
  Common stock                                              7 (h)                9                143

  Paid-in capital                                          (1)(i)            7,674             63,053
                                                        6,051 (h)
  Retained earnings                                    (2,092)(i)               --              2,597
                                                     --------             --------           --------
          Total stockholders' equity                    3,965                7,683             65,793
                                                     --------             --------           --------

                                                     $ 18,654             $ 25,232           $ 96,730
                                                     ========             ========           ========


      The accompanying notes are an integral part of this balance sheet.

                                STAFFMARK, INC.

              NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                            AS OF DECEMBER 31, 1996


(a) Represents the pro forma effects, as of December 31, 1996, related to the acquisition of Flexible as reported in Form 8-K/A filed on May 30, 1997 in connection with its acquisition by StaffMark.

(b) Represents the audited December 31, 1996 balance sheet of Global, which was purchased by StaffMark in April 1997.

(c) Records the cash borrowed from Mercantile Bank of St. Louis to fund the cash portion of the consideration due to the stockholders of Global in connection with the acquisition.

(d) Records the distribution of the cash portion of the consideration due to the stockholders of Global in connection with the acquisition.

(e) Records the repayment of Global's debt obligations assumed by StaffMark in conjunction with the acquisition.

(f) Records the net intangible assets recorded by StaffMark in conjunction with its acquisition of Global.

(g) Records the adjustment to record the deferred income tax balances attributable to the temporary differences between financial reporting and income tax basis of assets and liabilities held by Global.

(h) Records the issuance 690,855 shares of restricted StaffMark Common Stock issued to the stockholders of Global in connection with the acquisition.

(i) Records the adjustment to remove the equity of Global in conjunction with the acquisition by StaffMark.

                                STAFFMARK, INC.
                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                 FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1996
                             (Dollars in Thousands)

                                                         Acquisition Related Adjustments
                                                       -----------------------------------
                                                             Other
                                                          Significant
                                            StaffMark   Acquisitions (a)        Global (b)
                                            ---------   ------------------      ----------

SERVICE REVENUES                            $ 104,476         $144,437           $ 17,160

COST OF SERVICES                               81,607          114,738               --
                                            ---------         --------           --------
      Gross profit                             22,869           29,699             17,160

OPERATING EXPENSES:
    Selling, general and administrative        14,624           22,739             15,836
    Depreciation and amortization               1,373            1,075                 44

                                            ---------         --------           --------
          Operating income                      6,872            5,885              1,280
                                            ---------         --------           --------

OTHER INCOME (EXPENSE):
    Interest expense                           (1,376)            (501)               (52)

    Other, net                                    301              427               --
                                            ---------         --------           --------

INCOME BEFORE INCOME TAXES                      5,797            5,811              1,228
INCOME TAX PROVISION                            1,774            2,992                 22
                                            ---------         --------           --------
          Net income (loss)                 $   4,023         $  2,819           $  1,206
                                            =========         ========           ========


                                          Acquisition Related Adjustments
                                          -------------------------------

                                            Pro Forma         Total
                                            Adjustments     Adjustments        Pro Forma
                                            -----------     -----------        ----------
SERVICE REVENUES                            $   --           $ 161,597          $ 266,073

COST OF SERVICES                                --             114,738            196,345
                                            -------          ---------          ---------
      Gross profit                              --              46,859             69,728

OPERATING EXPENSES:
    Selling, general and administrative        (105)(c)         38,470             53,094
    Depreciation and amortization               636 (d)          1,755              3,128


                                            -------          ---------          ---------
          Operating income                     (531)             6,634             13,506
                                            -------          ---------          ---------

OTHER INCOME (EXPENSE):
    Interest expense                           (978) (e)        (1,531)            (2,907)

    Other, net                                  --                 427                728
                                            -------          ---------          ---------

INCOME BEFORE INCOME TAXES                   (1,509)             5,530             11,327

INCOME TAX PROVISION                            116  (f)         3,130              4,904
                                            -------          ---------          ---------
          Net income (loss)                 $(1,625)         $   2,400          $   6,423
                                            =======          =========          =========

                                                   PRO FORMA NET INCOME PER
                                                        COMMON SHARE            $    0.61
                                                                                =========
                                                   WEIGHTED AVERAGE SHARES
                                                         OUTSTANDING               10,444 (g)
                                                                                =========

 The accompanying notes are an integral part of this statement.

                                STAFFMARK, INC.

           NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

                 FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1996


(a)      Represents the audited financial results and pro forma effects of:
         (i) the Other Founding Companies, which were acquired by Brewer on October 2, 1996, for the period from January 1, 1996, through the date of acquisition; (ii) On Call, which was purchased by Brewer on February 2, 1996, for the period from January 1, 1996 through the date of acquisition; and (iii) Flexible, which was purchased by StaffMark effective March 1, 1997.

(b) Records the audited financial results of Global, which was purchased by StaffMark effective April 1, 1997.

(c) Adjusts compensation to the level the owners have agreed to receive from Global subsequent to the acquisition.

(d) Adjustment to reflect the amortization expense relating to the intangible assets recorded in conjunction with the acquisition of Global for fiscal year 1996. Intangible assets recorded in conjunction with this acquisition include goodwill of approximately $19.1 million which is being amortized over thirty years.

(e) Adjustment to reflect the increase in interest expense relating to debt incurred in conjunction with the acquisition of Global for fiscal year 1996. This pro forma expense calculation is based on approximately $14.0 million borrowed by StaffMark under its credit facility with Mercantile Bank of St. Louis. Pro forma interest expense is computed based upon the applicable rate in effect on the credit facility which, based upon the terms of the agreement, would have approximated 7.0% during the pro forma period.

(f) Records the incremental provision to reflect federal and state income taxes as if Global had been a subchapter C Corporation. This adjustment records income tax expense at an effective combined tax rate of 39%, adjusted for nondeductible goodwill amortization.

(g) Includes: (i) 1,355,000 shares issued by StaffMark prior to the Offering; (ii) 5,618,249 shares issued to the stockholders of the Founding Companies in connection with the Merger; (iii) 1,326,459 shares issued in connection with the Offering to pay the cash portion of the consideration for the Founding Companies for the period from January 1, 1996 through the date of the Offering; (iv) 6,325,000 shares issued in connection with the Offering; (v) 118,763 shares issued in conjunction with the November 1996 acquisition of The Technology Source L.L.C.; (vi) 183,823 shares issued in conjunction with the March 1997 acquisition of Flexible; and (vii) 690,855 shares issued in conjunction with the April 1997 acquisition of Global.